UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

1350 E Arapaho Rd Ste 230, Richardson, Texas 75081

(Address of principal executive offices)

(760) 295-2408

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Randell Weaver as Chief Financial Officer

On August 11, 2023 (the “Commencement Date”), NuZee, Inc. (the “Company”) appointed Randell Weaver to be the Company’s new Chief Financial Officer, effective immediately.

Mr. Weaver, age 65, has been the Chief Financial Officer of Reinvention Unlimited, Inc, where he provides financial and operational management and executive oversight services for his clients. Mr. Weaver’s responsibilities include building and mentoring teams, identifying and implementing strategic initiatives including successful exits and executing mutually agreed operating plans. He has been responsible for advising corporate clients – ranging from startups to $2 billion in annual revenue – on matters including accounting, finance, and capital markets for international manufacturing and distribution clients with a focus on regulated industries, including food, pharmaceuticals, and contracting. Mr. Weaver has also held numerous other leadership roles at other companies such as President/COO of Natural Alternatives International, Inc. (Nasdaq: NAII), President/CFO of Bimbo Bakeries USA, VP/Corporate Controller of Specialty Restaurants Corp, and CFO of Microcomputer Memories, Inc. (Nasdaq: MCMI). Mr. Weaver earned a Bachelor of Science degree in Business Administration from California State University, Northridge and a Master of Arts in Spiritual Psychology from the University of Santa Monica. He is a licensed certified public accountant (inactive) in the State of California.

On the Commencement Date, the Company entered into an employment agreement with Mr. Weaver in connection with his appointment as Chief Financial Officer (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Weaver is entitled to an annual base salary of $225,000 and an annual cash bonus opportunity (“Annual Bonus”), with an annual target bonus opportunity equal to 50% of his base salary, based on the achievement of the Company or individual performance goals that will be established by the Compensation Committee of the Board of Directors (the “Compensation Committee”). Mr. Weaver is also eligible to receive a bonus for Fiscal Year 2023 at the exclusive discretion of the Chief Executive Officer, Compensation Committee, and Board of Directors. Mr. Weaver is also eligible to participate in any equity compensation plan of the Company, including the NuZee, Inc. 2023 Stock Incentive Plan, and to receive future equity awards at the Board of Directors’ discretion.

In addition, pursuant to the Employment Agreement, the Company granted to Mr. Weaver on the Commencement Date an award of options to purchase 6,000 shares of the Company’s common stock. Subject to Mr. Weaver’s continued employment, the options vest as follows: (i) 2,000 options shall vest upon the first anniversary of the Commencement Date; (ii) 2,000 options shall vest upon the second anniversary of the Commencement Date; and (iii) 2,000 options shall vest upon the third anniversary of the Commencement Date. The options have an exercise price of equal to the fair market value at the time of grant.

In addition, pursuant to the Employment Agreement, the Company granted and issued to Mr. Weaver on the Commencement Date 6,000 shares of the Company’s common stock (the “Restricted Shares”). Subject to Mr. Weaver’s continued employment, the Restricted Shares vest as follows: (i) 2,000 Restricted shall vest upon the first anniversary of the Commencement Date; (ii) 2,000 Restricted Shares shall vest upon the second anniversary of the Commencement Date; and (iii) 2,000 Restricted Shares shall vest upon the third anniversary of the Commencement Date.

Pursuant to the Employment Agreement, if Mr. Weaver resigns for “good reason” or his employment is terminated by the Company without “cause,” each as defined in the Employment Agreement, Mr. Weaver is entitled to receive payment equal to (i) his accrued but unpaid salary for the period through the date of his resignation or termination, plus (ii) an amount equal to one times his annual base salary as then in effect, plus (iii) an amount equal to one times the amount of the Annual Bonus actually paid to Mr. Weaver for the previous fiscal year, prorated based on the number of days actually worked in the fiscal year in which the effective date of termination occurs, plus (iv) reimbursement for premiums paid to continue Mr. Weaver’s health, dental and vision insurance pursuant to the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”) until the earlier of 18 months or the date on which Mr. Weaver becomes eligible to participate in a group medical plan sponsored by any other employer.

Also under the Employment Agreement, if within 12 months following a change in control of the Company, as defined in the Employment Agreement, Mr. Weaver resigns for “good reason” or his employment is terminated by the Company without “cause,” Mr. Weaver is entitled to receive payment equal to (i) his accrued but unpaid salary for the period through the date of his resignation or termination, plus (ii) an amount equal to one and one half times his annual base salary as then in effect, plus (iii) an amount equal to one and one half times the amount of the Annual Bonus actually paid to Mr. Weaver for the previous fiscal year, prorated based on the number of days actually worked in the fiscal year in which the effective date of termination occurs, plus (iv) reimbursement for premiums paid to continue Mr. Weaver’s health, dental and vision insurance pursuant to COBRA until the earlier of 18 months or the date on which Mr. Weaver becomes eligible to participate in a group medical plan sponsored by any other employer.

There are no arrangements or understandings between Mr. Weaver and any other persons pursuant to which Mr. Weaver was appointed as an executive officer. Mr. Weaver does not have any family relationships with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Mr. Weaver has any interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 15, 2023, the Company issued a press release announcing the appointment of Mr. Weaver as the Company’s new Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

Exhibit	Description
10.1	Employment Agreement, dated August 16, 2023, by and between NuZee, Inc. and Randell Weaver
99.1	Press release, dated August 15, 2023
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: August 14, 2023	By:	/s/ Masateru Higashida
	Name:	Masateru Higashida
	Title:	Chief Executive Officer and President